UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 22, 2019

VAALCO Energy, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-32167	76-0274813
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9800 Richmond Avenue, Suite 700 Houston, Texas		77042
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (713) 623-0801

Not Applicable

(Former Name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 22, 2019, VAALCO Energy, Inc. (the “Company”) announced the departure of Philip Patman, Jr., its Chief Financial Officer (principal financial officer), effective March 31, 2019.  Elizabeth D. Prochnow, the Company’s Chief Accounting Officer, has been appointed by the Board to the role of Chief Financial Officer effective April 1, 2019.  Mr. Patman’s departure was not related to any issues regarding financial disclosures, accounting or legal matters.

Ms. Prochnow has served as VAALCO’s Chief Accounting Officer since joining the Company in March 2015. Ms. Prochnow has held a variety of senior finance leadership positions including Executive Vice President, Chief Financial Officer of Sterling Construction Company, Inc., and Vice President, Finance and Chief Financial Officer of Bristow Group Inc. Ms. Prochnow began her career as a public accountant at Arthur Andersen LLP in 1981. Ms. Prochnow holds a Bachelor of Arts and a Masters of Accounting from Rice University and is a certified public accountant in the State of Texas.

In connection with Ms. Prochnow’s new role as Chief Financial Officer, the Company will pay Ms. Prochnow an annual base salary in the amount of $265,000. Ms. Prochnow’s target bonus amount under the Company’s bonus plan will be 40% of her base salary. She remains eligible to participate in the Company’s 2014 Long-Term Incentive Plan and 2016 Stock Appreciation Rights Plan. All other benefits remain unchanged. Ms. Prochnow does not have a written employment agreement and continues to be employed at will.

The Company also announced that the Board has appointed Michael Silver as Vice President and General Counsel effective April 1, 2019. Mr. Silver has nearly 30 years of experience in the energy industry. Prior to joining the Company in November 2018 in a non-executive role, Mr. Silver served as Managing Counsel for the Petroleum Division of BHP Group plc, Senior Counsel at Constellation Energy Commodities Group, Inc. and spent 17 years at ExxonMobil Corporation in the law department with multiple roles of increasing responsibilities. Mr. Silver holds a Bachelor of Arts degree in International Affairs from Lafayette College, an M.B.A. from the Duke University Fuqua School of Business and a J.D. from the Duke University School of Law.  Mr. Silver is a member of the State Bar of Texas.

There are no understandings or arrangements between Ms. Prochnow and any other person pursuant to which she was selected to serve as the Chief Financial Officer of the Company, and there are no understandings or arrangements between Mr. Silver and any other person pursuant to which he was selected to serve as the Vice President and General Counsel of the Company. There are no relationships between either Ms. Prochnow or Mr. Silver and the Company or any of its subsidiaries that would require disclosure pursuant to Item 404(a) of Regulation S-K of the Securities Exchange Act of 1934.

A copy of the press release announcing Mr. Patman’s departure, Ms. Prochnow’s appointment as the Company’s Chief Financial Officer and Mr. Silver’s appointment as Vice President and General Counsel is attached hereto as Exhibit 99.1 and incorporated herein by reference.

With the appointment of Ms. Prochnow as Chief Financial Officer, Ms. Prochnow is the Company’s principal financial officer.  She will continue to serve as the Company’s principal accounting officer.

Item 9.01Financial Statements and Exhibits.

(d)Exhibits.

Exhibit Number	Description
99.1	Press Release, dated March 22, 2019

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VAALCO Energy, Inc.
(Registrant)

Date: March 22, 2019
	By:	/s/ Elizabeth D. Prochnow
	Name:	Elizabeth D. Prochnow
	Title:	Controller and Chief Accounting Officer

Exhibit Index

8

Exhibit Number	Description
99.1	Press Release, dated March 22, 2019